                                                                   EXHIBIT 10.24


                               CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 16, 1997


                                     AMONG


                         GLOBAL MOTORSPORT GROUP, INC.

                                      AND

                           CSI ACQUISITION SUB, INC.


                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,

                                   AS AGENT

                                      AND

                        LETTER OF CREDIT ISSUING BANK,


                                      AND


                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                  ARRANGED BY
                         BANCAMERICA SECURITIES, INC.

                               TABLE OF CONTENTS

                                                                          PAGE
ARTICLE I      DEFINITIONS..............................................    1

     1.01   Certain Defined Terms.......................................    1
     1.02   Other Interpretive Provisions...............................   21
     1.03   Accounting Principles.......................................   22

ARTICLE II     THE CREDITS..............................................   22

     2.01   Amounts and Terms of Commitments............................   22
     2.02   Accounts....................................................   23
     2.03   Procedure for Borrowing.....................................   23
     2.04   Conversion and Continuation Elections.......................   24
     2.05   Voluntary Termination or Reduction of Commitments...........   25
     2.06   Optional Prepayments........................................   25
     2.07   Mandatory Prepayments of Loans; Mandatory Commitment
             Reductions.................................................   26
     2.08   Repayment...................................................   28
     2.09   Interest....................................................   28
     2.10   Fees........................................................   29
     2.11   Computation of Fees and Interest............................   30
     2.12   Payments by the Company.....................................   30
     2.13   Payments by the Banks to the Agent..........................   31
     2.14   Sharing of Payments, Etc....................................   31
     2.15   Security and Guaranties.....................................   32

ARTICLE III   THE LETTERS OF CREDIT.....................................   32

     3.01   The Letter of Credit Subfacility............................   32
     3.02   Issuance, Amendment and Renewal of Letters of Credit........   33
     3.03   Existing BofA Letters of Credit; Risk Participations,
             Drawings and Reimbursements................................   35
     3.04   Repayment of Participations.................................   37
     3.05   Role of the Issuing Bank....................................   37
     3.06   Obligations Absolute........................................   38
     3.07   Letter of Credit Fees.......................................   39
     3.08   Uniform Customs and Practice................................   40

ARTICLE IV    TAXES, YIELD PROTECTION AND ILLEGALITY....................   40

     4.01   Taxes.......................................................   40
     4.02   Illegality..................................................   41

                               TABLE OF CONTENTS
                                  (continued)

                                                                          PAGE
     4.03   Increased Costs and Reduction of Return.....................    42
     4.04   Funding Losses..............................................    42
     4.05   Inability to Determine Rates................................    43
     4.06   Certificates of Banks.......................................    43
     4.07   Substitution of Banks.......................................    43
     4.08   Survival....................................................    43

ARTICLE V     CONDITIONS PRECEDENT......................................    44

     5.01   Conditions of Credit Extensions.............................    44
     5.02   Conditions to All Credit Extensions.........................    48
     5.03   Conditions Subsequent.......................................    48

ARTICLE VI    REPRESENTATIONS AND WARRANTIES............................    50

     6.01   Corporate Existence and Power...............................    50
     6.02   Corporate Authorization; No Contravention...................    50
     6.03   Governmental Authorization..................................    51
     6.04   Binding Effect..............................................    51
     6.05   CSI Acquisition.............................................    51
     6.06   Litigation..................................................    51
     6.07   No Default..................................................    51
     6.08   ERISA Compliance............................................    52
     6.09   Use of Proceeds; Margin Regulations.........................    52
     6.10   Title to Properties.........................................    52
     6.11   Taxes.......................................................    52
     6.12   Financial Condition.........................................    53
     6.13   Environmental Matters.......................................    54
     6.14   Collateral Documents........................................    54
     6.15   Regulated Entities..........................................    55
     6.16   No Burdensome Restrictions..................................    55
     6.17   Copyrights, Patents, Trademarks and Licenses, etc...........    55
     6.18   Subsidiaries................................................    55
     6.19   Insurance...................................................    55
     6.20   Solvency....................................................    55
     6.21   Swap Obligations............................................    55

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                          PAGE
     6.22   Full Disclosure.............................................    56

ARTICLE VII   AFFIRMATIVE COVENANTS.....................................    56

     7.01   Financial Statements........................................    56
     7.02   Certificates; Other Information.............................    57
     7.03   Notices.....................................................    58
     7.04   Preservation of Corporate Existence, Etc....................    59
     7.05   Maintenance of Property.....................................    60
     7.06   Insurance...................................................    60
     7.07   Payment of Obligations......................................    60
     7.08   Compliance with Laws........................................    60
     7.09   Compliance with ERISA.......................................    60
     7.10   Inspection of Property and Books and Records................    61
     7.11   Environmental Laws..........................................    61
     7.12   Use of Proceeds.............................................    61
     7.13   Further Assurances..........................................    62
     7.14   Maintenance of Cash Availability............................    62

ARTICLE VIII  NEGATIVE COVENANTS........................................    62

     8.01   Limitation on Liens.........................................    63
     8.02   Disposition of Assets.......................................    64
     8.03   Mergers and Consolidations..................................    65
     8.04   Acquisitions................................................    66
     8.05   Loans and Investments.......................................    66
     8.06   Limitation on Indebtedness..................................    68
     8.07   Transactions with Affiliates................................    69
     8.08   Use of Proceeds.............................................    69
     8.09   Contingent Obligations......................................    70
     8.10   Joint Ventures..............................................    70
     8.11   Lease Obligations...........................................    70
     8.12   Restricted Payments.........................................    70
     8.13   ERISA.......................................................    71
     8.14   Change in Business..........................................    71
     8.15   Accounting Changes..........................................    71

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE
     8.16   Capital Expenditures........................................... 71
     8.17   Fixed Charge Coverage Ratio.................................... 71
     8.18   Quick Ratio.................................................... 71
     8.19   Total Indebtedness to EBITDA Ratio............................. 72
     8.20   Minimum EBITDA................................................. 72
     8.21   Losses......................................................... 72

ARTICLE IX     EVENTS OF DEFAULT........................................... 72

     9.01   Event of Default............................................... 72
     9.02   Remedies....................................................... 75
     9.03   Specified Swap Contract Remedies............................... 75
     9.04   Rights Not Exclusive........................................... 76

ARTICLE X      THE AGENT................................................... 76

     10.01  Appointment and Authorization;................................. 76
     10.02  Delegation of Duties........................................... 76
     10.03  Liability of Agent............................................. 76
     10.04  Reliance by Agent.............................................. 77
     10.05  Notice of Default.............................................. 77
     10.06  Credit Decision................................................ 78
     10.07  Indemnification of Agent....................................... 78
     10.08  Agent in Individual Capacity................................... 78
     10.09  Successor Agent................................................ 79
     10.10  Withholding Tax................................................ 79
     10.11  Collateral Matters............................................. 80

ARTICLE XI     MISCELLANEOUS............................................... 81

     11.01  Amendments and Waivers......................................... 81
     11.02  Notices........................................................ 82
     11.03  No Waiver; Cumulative Remedies................................. 83
     11.04  Costs and Expenses............................................. 83
     11.05  Company Indemnification........................................ 83
     11.06  Marshalling; Payments Set Aside................................ 85
     11.07  Successors and Assigns......................................... 85
     11.08  Assignments, Participations, etc............................... 85

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
     11.09  Confidentiality................................................. 87
     11.10  Set-off......................................................... 87
     11.11  Automatic Debits of Fees........................................ 87
     11.12  Notification of Addresses, Lending Offices, Etc................. 88
     11.13  Counterparts.................................................... 88
     11.14  Severability.................................................... 88
     11.15  No Third Parties Benefited...................................... 88
     11.16  Governing Law and Jurisdiction.................................. 88
     11.17  Waiver of Jury Trial............................................ 89
     11.18  Entire Agreement................................................ 89
     11.19  Joint and Several Liability, Suretyship Waivers................. 89

SCHEDULES

Schedule 2.01    Commitments
Schedule 3.03    Existing BofA Letters of Credit
Schedule 11.02  Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A  Form of Notice of Borrowing
Exhibit B  Form of Notice of Conversion/Continuation
Exhibit C  Form of Compliance Certificate
Exhibit D  Form of Legal Opinion of Company's Counsel
Exhibit E  Form of Assignment and Acceptance
Exhibit F  Form of Promissory Note
Exhibit G  Form of Security Agreement
Exhibit H  Form of Pledge Agreement
Exhibit I  Form of Guaranty
Exhibit J  Form of Collateral Certificate

                               CREDIT AGREEMENT
                               ----------------

     This CREDIT AGREEMENT is entered into as of September 16, 1997, among Global Motorsport Group, Inc., a Delaware corporation, and CSI Acquisition Sub, Inc., a Delaware corporation which is wholly owned by Global Motorsport Group, Inc. (collectively and individually, the "Company"), the several financial
                                          -------
institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings
 -----                    ----
Association, as letter of credit issuing bank and as agent for the Banks.

     WHEREAS, the Banks have agreed to make available to the Company a secured term loan and revolving credit facility with letter of credit subfacility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.01 CERTAIN DEFINED TERMS. The following terms have the following meanings:

          "Acquisition" means any transaction or series of related transactions
           -----------
     for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

          "Affiliate" means, as to any Person, any other Person which, directly
           ---------
     or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          "Agent" means BofA in its capacity as agent for the Banks hereunder,
           -----
     and any successor agent arising under Section 10.09.

          "Agent-Related Persons" means BofA and any successor agent arising
           ---------------------
     under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's Payment Office" means the address for payments set forth on
           ----------------------
     Schedule 11.02 or such other address as the Agent may from time to time
     --------------
     specify.

          "Aggregate Specified Swap Amount" means, at any time, the sum of all
           -------------------------------
     Specified Swap Amounts owing to all Swap Providers.

          "Agreement" means this Credit Agreement.
           ---------

          "Applicable Margin" means the percentage indicated in the table below
           -----------------
     with respect to the applicable Type of Loan:

                                       Offshore Rate Loan          Base Rate Loan
                                       Applicable Margin          Applicable Margin
Prior to June 1, 1998, and                    1.75%                      0.75%
thereafter if the Pricing
Leverage Ratio is greater
than 2.75:1.00

After May 31, 1998, if the                    1.50%                      0.50%
Pricing Leverage Ratio is
greater than 2.25:1.00 and
not more than 2.75:1.00

After May 31, 1998, if the                    1.25%                      0.25%
Pricing Leverage Ratio is
greater than1.75:1.00 and
not more than 2.25:1.00

After May 31, 1998, if the                    1.00%                         0
Pricing Leverage Ratio is
equal to or less than
1.75:1.00

          "Arranger" means BancAmerica Securities, Inc., a Delaware corporation.
           --------

          "Assignee" has the meaning specified in subsection 11.08(a).
           --------

          "Attorney Costs" means and includes all fees and disbursements of any
           --------------
     law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "Bank" means the institutions specified in the introductory clause
           ----
     hereto. Unless the context otherwise clearly requires, "Bank" includes any such institution in its capacity as Swap Provider and references to any such institution as a "Bank" shall also include any of such institution's Affiliates that may at any time of determination be Swap Providers. References to the "Banks" shall include BofA, including in its capacity as Issuing Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11
           ---------------
     U.S.C. (S)101, et seq.).
                    ------

          "Base Rate" means, for any day, the higher of:  (a) 0.50% per annum
           ---------
     above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan, or an L/C Advance, that bears interest
           --------------
     based on the Base Rate.

          "BofA" means Bank of America National Trust and Savings Association, a
           ----
     national banking association.

          "Borrowing" means a borrowing hereunder consisting of Loans of the
           ---------
     same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

          "Borrowing Date" means any date on which a Borrowing occurs under
           --------------
     Section 2.03.

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
     day on which commercial banks in San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London interbank market for deposits in dollars.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
     directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Expenditure" means, with respect to the Company and its
           -------------------
     Subsidiaries for any period, all amounts expended and Indebtedness incurred or assumed by the Company and its Subsidiaries during such period in respect of any fixed asset or improvement, or replacement (except to the extent financed out of insurance proceeds), substitution, or addition thereto, which has a useful life of more than one year and which is treated as a capital expenditure under GAAP, including, those arising in connection with capital leases.

          "Cash Flow" means, with respect to the Company and its Subsidiaries
           ---------
     for any period, the sum of the following, determined on a consolidated basis in accordance with GAAP where applicable:

               (a) EBITDA of the Company and its Subsidiaries for such year;

                                     minus
                                     -----

               (b) The remainder of (i) all Capital Expenditures actually made by the Company and its Subsidiaries in cash during such period, minus (ii)
                                                                     -----
     all cash proceeds received by the Company and its Subsidiaries during such period with respect to purchase money Indebtedness secured by Liens permitted by subsection 8.01(j);

                                     minus
                                     -----

               (c) All income taxes payable by the Company and its Subsidiaries in cash during such period on income for the current period or any prior period.

          "CERCLA" has the meaning specified in the definition of "Environmental
           ------
     Laws."

          "Change of Control" means, with respect to the Company, the occurrence
           -----------------
     of any of the following events:

            (a) During any period of up to 12 consecutive months, Persons who at the beginning of such period were directors of the Company cease to constitute a majority of the Board of Directors of the Company unless the Persons replacing such directors were nominated by a majority of the Board of Directors of the Company; or

            (b) The dissolution or liquidation (partial or total) of the Company or a sale of assets involving 30% or more of the assets of the Company and its Subsidiaries on a consolidated basis, any merger or reorganization of the Company whether or not another entity is the survivor, or a transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 70% of the shares of the Company outstanding after the transaction.

          "Closing Date" means the date on which all conditions precedent set
           ------------
     forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of subsection 5.01(e), waived by the Person entitled to receive such payment).

          "Code" means the Internal Revenue Code of 1986, and regulations
           ----
     promulgated thereunder.

          "Collateral" means all property and interests in property and proceeds
           ----------
     thereof now owned or hereafter acquired by the Company or any Guarantor and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Banks, or the Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such Person and delivered to the Agent or the Banks.

          "Collateral Documents" means, collectively, (i) the Security
           --------------------
     Agreements, the Pledge Agreements, the Guaranties and all other security agreements, pledge agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Company or any Subsidiary or any Guarantor and the Banks or the Agents for the benefit of the Banks now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Company or any Subsidiary or any Guarantor as debtor in favor of the Banks or the Agent for the benefit of the Banks as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions, and extensions of any of the foregoing.

          "Commitment", as to each Bank, has the meaning specified in Section
           ----------
     2.01.

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
     of Exhibit C.
        ---------

          "Contingent Obligation" means, as to any Person, any direct or
           ---------------------
     indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument
               -------------------
     (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof determined by the Company in good faith, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof determined by the Company in good faith and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which, under Section
           ----------------------------
     2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Credit Extension" means and includes (a) the making of any Loans
           ----------------
     hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing BofA Letters of Credit).

          "CSI" means Chrome Specialties, Inc., a Texas corporation.
           ---

          "CSI Acquisition Documents" means the Asset Acquisition Agreement,
           -------------------------
     dated as of August 8, 1997, among the Company, CSI and the CSI shareholders, providing for, among other things, the Acquisition by the Company of substantially all of the assets of CSI, together with all schedules thereto and all documents delivered in connection therewith, including the Bill of Sale and Assignment, the Assumption Agreement, the Consulting Agreement and the Escrow Agreement, and any amendments, modifications, renewals, replacements, consolidations, substitutions, and extensions thereof.

          "Default" means any event or circumstance which, with the giving of
           -------
     notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Disclosure Schedule" means the schedule delivered to the Agent by the
           -------------------
     Company prior to the execution of this Agreement disclosing any exceptions to the representations and warranties in Article VI by specific reference to the section qualified by such disclosure.

          "Disposition" means (i) the sale, lease, conveyance or other
           -----------
     disposition of property, other than sales or other dispositions expressly permitted under subsection 8.02(a) or 8.02(b), and (ii) the sale or transfer by the Company or any Subsidiary of the Company of any equity securities issued by any Subsidiary of the Company and held by such transferor Person.

          "Dollars", "dollars" and "$" each mean lawful money of the United
           -------    -------       -
     States.

          "EBITDA" means, with respect to the Company and its Subsidiaries for
           ------
     any period, without duplication:

               (a) The consolidated net income of the Company and its Subsidiaries for such period determined in accordance with GAAP;

                                      plus
                                      ----

               (b) The sum (to the extent deducted in calculating consolidated net income) of (i) all Interest Expenses of the Company and its Subsidiaries accrued during such period, (ii) all income taxes of the Company and its Subsidiaries accrued during such period, and (iii) all depreciation and amortization expenses of the Company and its Subsidiaries expensed during such period;

                                     minus
                                     -----

               (c) All extraordinary gains of the Company and its Subsidiaries accrued during such period, to the extent included in calculating consolidated net income;

                                     minus
                                     -----

               (d) The remainder of (i) all gains on the sale of fixed assets of the Company and its Subsidiaries accrued during such period, to the extent included in calculating consolidated net income, minus (ii) all losses on
                                                      ------
     the sale of fixed assets accrued during such period, to the extent deducted in calculating consolidated net income.

          "Effective Amount" means (i) with respect to any Revolving Loans and
           ----------------
     Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Term Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          "Eligible Assignee" means (a) a commercial bank organized under the
           -----------------
     laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is
     (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

          "Environmental Claims" means all claims, however asserted, by any
           --------------------
     Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company.

          "Environmental Laws" means all federal, state or local laws, statutes,
           ------------------
     common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the
                                              ------
     Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended thereafter, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
     incorporated) under common control with the Company within the meaning of
     Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension
           -----------
     Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

          "Eurodollar Reserve Percentage" has the meaning specified in the
           -----------------------------
     definition of "Offshore Rate".

          "Event of Default" means any of the events or circumstances specified
           ----------------
     in Section 9.01.

          "Event of Loss" means, with respect to any property, any of the
           -------------
     following: (a) any loss, destruction or damage of such property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

          "Excess Cash Flow" means, with respect to the Company and its
           ----------------
     Subsidiaries for any period, the sum of the following, determined on a consolidated basis, in accordance with GAAP where applicable:

               (a) The Cash Flow of the Company and its Subsidiaries for such period;

                                     minus
                                     -----

               (b) The sum of all Interest Expenses and all principal and capital lease and off-balance sheet "synthetic" lease payments on Indebtedness (including voluntary payments) permitted by this Agreement and paid or payable in cash by the Company and its Subsidiaries for such period;

                                     minus
                                     -----

               (c) Any increase in working capital (determined in accordance with GAAP excluding cash, the Revolving Loans and the current portion of the Term Loans and any other long-term Indebtedness) from the last day of the immediately preceding period to the last day of such period;

                                    or plus
                                    -------

               (d) Any decrease in working capital (determined in accordance with GAAP excluding cash, the Revolving Loans and the current portion of the Term Loans and any other long-term Indebtedness) from the last day of the immediately preceding period to the last day of such period;

                                      plus
                                      ----

               (e) All extraordinary losses of the Company and its Subsidiaries, to the extent deducted in calculating consolidated net income for such period.

          "Exchange Act" means the Securities Exchange Act of 1934, and
           ------------
     regulations promulgated thereunder.

          "Existing BofA Letters of Credit" means the letters of credit
           -------------------------------
     described in Schedule 3.03.
                  --------------

          "FDIC" means the Federal Deposit Insurance Corporation, and any
           ----
     Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the
           ------------------
     weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (San Francisco time) on that day by each of three leading brokers of Federal funds transactions in San Francisco selected by the Agent.

          "Fee Letter" has the meaning specified in subsection 2.10(a).
           ----------

          "Fixed Charges" means, with respect to the Company and its
           -------------
     Subsidiaries for any period, the sum, determined on a consolidated basis in accordance with GAAP, of (a) all Interest Expenses of the Company and its Subsidiaries paid or payable in cash for such period, and (b) all scheduled principal payments and the portion of all scheduled rental payments on capital leases and off-balance sheet "synthetic" leases allocable to principal paid by the Company and its Subsidiaries for such period on Indebtedness as permitted by this Agreement.

          "FRB" means the Board of Governors of the Federal Reserve System, and
           ---
     any Governmental Authority succeeding to any of its principal functions.

          "Further Taxes" means any and all present or future taxes, levies,
           -------------
     assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

          "GAAP" means generally accepted accounting principles set forth from
           ----
     time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or successor agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
     other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantor" means any Subsidiary of the Company which has delivered a
           ---------
     Guaranty.

          "Guaranty" means a guaranty delivered by any Guarantor substantially
           --------
     in the form of Exhibit I, together with any amendments, modifications,
                    ---------
     renewals, replacements, consolidations, substitutions, and extensions thereof.

          "Guaranty Obligation" has the meaning specified in the definition of
           -------------------
     "Contingent Obligation."

          "Hazardous Materials" means all those substances that are regulated
           -------------------
     by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "Honor Date" has the meaning specified in subsection 3.03(c).
           ----------

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
     indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments (including, all amounts drawn under letters of credit) and all contingent amounts drawable under standby letters of credit; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases and off-balance sheet "synthetic" leases (including, the current portion thereof); (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

          "Indemnified Liabilities" has the meaning specified in Section 11.05.
           -----------------------

          "Indemnified Person" has the meaning specified in Section 11.05
           ------------------

          "Independent Auditor" has the meaning specified in subsection 7.01(a).
           -------------------

          "Insolvency Proceeding" means, with respect to any Person, (a) any
           ---------------------
     case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Interest Expenses" means, with respect to the Company and its
           -----------------
     Subsidiaries for any period, the sum, determined on a consolidated basis in accordance with GAAP, of all interest accruing on Indebtedness of the Company and its Subsidiaries during such period (including interest on capital leases and off-balance sheet "synthetic" leases).

          "Interest Payment Date" means, as to any Loan other than a Base Rate
           ---------------------
     Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each month, provided,
                                                                 --------
     however, that if any Interest Period for an Offshore Rate Loan exceeds
     -------
     three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          "Interest Period" means, as to any Offshore Rate Loan, the period
           ---------------
     commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

     provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Loan shall extend beyond August 31, 2002; and

               (iv) no Interest Period applicable to the Term Loans or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans, or by Offshore Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

          "IRS" means the Internal Revenue Service, and any Governmental
           ---
     Authority succeeding to any of its principal functions under the Code.

          "Issuance Date" has the meaning specified in subsection 3.01(a).
           -------------

          "Issue" means, with respect to any Letter of Credit, to incorporate
           -----
     the Existing BofA Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding
                            ------    -------       --------
     meanings.

          "Issuing Bank" means BofA in its capacity as issuer of one or more
           ------------
     Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.01(b) or Section 10.09.

          "Joint Venture" means a single-purpose corporation, partnership,
           -------------
     limited liability company, joint venture or other legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "L/C Advance" means each Bank's participation in any L/C Borrowing in
           -----------
     accordance with its Pro Rata Share.

          "L/C Amendment Application" means an application form for amendment of
           -------------------------
     outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Application" means an application form for issuances of standby
           ---------------
     or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Borrowing" means an extension of credit resulting from a drawing
           -------------
     under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(c).

          "L/C Commitment" means the commitment of the Issuing Bank to Issue,
           --------------
     and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing BofA Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $1,000,000 with respect to standby letters of credit and $5,000,000 with respect to commercial documentary letters of credit, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05; provided that the L/C Commitment is a part of the Revolving Commitment, rather than a separate, independent commitment.

          "L/C Obligations" means at any time the sum of (a) the aggregate
           ---------------
     undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

          "L/C-Related Documents" means the Letters of Credit, the L/C
           ---------------------
     Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "Lending Office" means, as to any Bank, the office or offices of such
           --------------
     Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.02, or such
                                                       --------------
     other office or offices as the Bank may from time to time notify the Company and the Agent.

          "Letters of Credit" means the Existing BofA Letters of Credit and any
           -----------------
     letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to
     Article III.

          "Lien" means any security interest, mortgage, deed of trust, pledge,
           ----
     hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or off-balance sheet "synthetic" lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

          "Loan" means an extension of credit by a Bank to the Company under
           ----
     Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a

     "Type" of Loan), and includes any Revolving Loan, Term Loan or L/C Advance.
     -----

          "Loan Documents" means this Agreement, any Notes, any Guaranty, the
           --------------
     Collateral Documents, the Fee Letters, the L/C-Related Documents, any documents evidencing or relating to Specified Swap Contracts, and all other documents delivered to the Agent or any Bank in connection with the transactions contemplated by this Agreement.

          "Majority Banks" means at any time Banks then having at least 66-2/3%
           --------------
     of the Commitments or, if no Commitments are then outstanding, Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans or, if the Commitments have been terminated and no Loans are then outstanding, Banks then owed a Specified Swap Amount at least 66-2/3% of the Aggregate Specified Swap Amount.

          "Mandatory Prepayments" has the meaning specified in subsection
           ---------------------
     2.07(a).

          "Margin Stock" means "margin stock" as such term is defined in
           ------------         ------------
     Regulation G, T, U or X of the FRB.

          "Material Adverse Effect" means (a) a material adverse change in, or a
           -----------------------
     material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents on Collateral having an aggregate value of $250,000 or more.

          "Multiemployer Plan" means a "multiemployer plan", within the meaning
           ------------------
     of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Net Issuance Proceeds" means, as to any issuance of debt or equity by
           ---------------------
     any Person, cash proceeds received or receivable by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

          "Net Proceeds" means, as to any Disposition by a Person, proceeds in
           ------------
     cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person; (b) sale, use or other transaction taxes paid or payable by such Person as a direct result thereof; and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a purchase money Lien permitted by subsection 8.01(i) or (j) on the asset which is the subject of such Disposition. "Net
                                                                             ---
     Proceeds" shall also include proceeds paid on account of any Event of Loss,
     --------
     net of (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

          "Note" means a promissory note executed by the Company in favor of a
           ----
     Bank pursuant to subsection 2.02(b), in substantially the form of
     Exhibit F.
     ---------

          "Notice of Borrowing" means a notice in substantially the form of
           -------------------
     Exhibit A.
     ---------

          "Notice of Conversion/Continuation" means a notice in substantially
           ---------------------------------
     the form of Exhibit B.
                 ---------

          "Obligations" means all advances, debts, liabilities, obligations,
           -----------
     covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Offshore Rate" means, for any Interest Period, with respect to
           -------------
     Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Agent as follows:

              Offshore Rate =                 LIBOR
                               ------------------------------------
                               1.00 - Eurodollar Reserve Percentage

     Where,

          "Eurodollar Reserve Percentage" means for any day for any Interest
           -----------------------------
          Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

          "LIBOR" means the rate of interest per annum determined by the Agent
           -----
          as the rate for deposits in dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on the day that is two Business Days prior to the commencement of such Interest Period. If such rate does not appear on the Telerate Page 3750, the rate for that Interest Period shall be determined on the basis of the rate at which deposits in dollars are offered by the Agent at approximately 11:00 a.m. (London time) on the day that is two Business Days prior to the commencement of such Interest Period to major banks in the London interbank market for a period equal to such Interest Period and in the approximate amount of the Loans to be made or continued as, or converted into, Offshore Loans for such Interest Period. For purposes of this definition,

          "Telerate" means the display page so designated on the Dow Jones
          ---------
          Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks for deposits in dollars).

     The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Offshore Rate Loan" means a Loan that bears interest based on the
           ------------------
     Offshore Rate.

          "Organization Documents" means, for any corporation, the certificate
           ----------------------
     or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "Other Taxes" means any present or future stamp, court or documentary
           -----------
     taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participant" has the meaning specified in subsection 11.08(d).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation, or any
           ----
     Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of
           ------------
     ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Acquisitions" has the meaning specified in Section 8.04.
           ----------------------

          "Permitted Liens" has the meaning specified in Section 8.01.
           ---------------

          "Permitted Swap Obligations" means all obligations (contingent or
           --------------------------
     otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) with respect to any Swap Contract that is not a Specified Swap Contract, any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 9.01(a)).

          "Permitted Subordinated Indebtedness" has the meaning specified in
           -----------------------------------
     subsection 8.06(f).

          "Person" means an individual, partnership, corporation, limited
           ------
     liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
     ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Pledge Agreement" means a pledge agreement delivered by the Company
           ----------------
     or any of its Subsidiaries substantially in the form of Exhibit H, together with any other Collateral Documents delivered thereunder and any amendments, modifications, renewals, replacements, consolidations, substitutions, and extensions thereof.

          "Pledged Collateral" has the meaning specified in the Pledge
           ------------------
     Agreement.

          "Pricing Leverage Ratio" means, with respect to the Company and its
           ----------------------
     Subsidiaries as of the end of any fiscal quarter, the ratio, determined on a consolidated basis in accordance with GAAP, of (a) the average of all Indebtedness of the Company and its Subsidiaries as of the end of such fiscal quarter and the immediately preceding fiscal quarter, to (b) the EBITDA of the Company and its Subsidiaries for such fiscal quarter and the three immediately preceding fiscal quarters.

          "Principal Payment Date" has the meaning specified in subsection
           ----------------------
     2.08(a).

          "Pro Rata Share" means, as to any Bank at any time, the percentage
           --------------
     equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "Replacement Bank" has the meaning specified in Section 4.08.
           ----------------

          "Reportable Event" means, any of the events set forth in Section
           ----------------
     4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
     common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer or the
           -------------------
     president of the Company, or any other officer having substantially the same authority and responsibility; or the chief financial officer of the Company, or any other officer having substantially the same authority and responsibility.

          "Revolving Commitment" means twenty million dollars ($20,000,000),
           --------------------
     including the amount of the L/C Commitment.

          "Revolving Loan" has the meaning specified in Section 2.01.
           --------------

          "Revolving Termination Date" means the earlier to occur of:
           --------------------------

          (a) August 31, 2002, and

          (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

          "SEC" means the Securities and Exchange Commission, or any
           ---
     Governmental Authority succeeding to any of its principal functions.

          "Security Agreement" means a security agreement delivered by the
           ------------------
     Company or any of its Subsidiaries substantially in the form of Exhibit G,
                                                                     ---------
     together with any other

     Collateral Documents delivered thereunder and any amendments, modifications, renewals, replacements, consolidations, substitutions, and extensions thereof.

          "Senior Notes" means the senior secured notes due December 15, 2001,
           ------------
     issued by the Company (whose name was then "Custom Chrome, Inc.") in the aggregate principal amount of $15,000,000.

          "Solvent" means, as to any Person at any time, that (a) the fair value
           -------
     of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of
     Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Specified Swap Amount" means, at any time, in respect of Specified
           ---------------------
     Swap Contracts to which any Swap Provider is party, the Swap Termination Value relating thereto; provided that for purposes of this definition, any Swap Termination Value that is negative as to (i.e., owing by) any Swap Provider shall be deemed equal to zero (0).

          "Specified Swap Contract" means any Swap Contract entered into between
           -----------------------
     the Company or any Subsidiary of the Company and any Swap Provider for purposes of mitigating interest rate risk relating to any Loan as required by subsection 5.01(l) and having a final scheduled payment by the Company or its Subsidiary not later than the Revolving Termination Date, together with any amendments, modifications, renewals, replacements, consolidations, substitutions, and extensions thereof.

          "Subsidiary" of a Person means any corporation, association,
           ----------
     partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

          "Surety Instruments" means all letters of credit (including standby
           ------------------
     and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Swap Contract" means any agreement, whether or not in writing,
           -------------
     relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swap Provider" means any Bank, or any Affiliate of any Bank, that is
           -------------
     at the time of determination party to a Specified Swap Contract with the Company or any Subsidiary.

          "Swap Termination Value" means, in respect of any one or more Swap
           ----------------------
     Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and
     (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank.)

          "Taxes" means any and all present or future taxes, levies,
           -----
     assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

          "Term Commitment" means fifty-three million five hundred thousand
           ---------------
     dollars ($53,500,000).

          "Term Loan" has the meaning specified in Section 2.01.
           ---------

          "Total Indebtedness to EBITDA Ratio" means, with respect to the
           ----------------------------------
     Company and its Subsidiaries as of the end of any fiscal quarter, the ratio, determined on a consolidated basis in accordance with GAAP, of (a) all Indebtedness of the Company and its Subsidiaries outstanding as of the end of such fiscal quarter, to (b) the EBITDA of the Company and its Subsidiaries for such fiscal quarter and the three immediately preceding fiscal quarters.

          "Type" has the meaning specified in the definition of "Loan."
           ----

          "UCC" means the Uniform Commercial Code as in effect in the State of
           ---
     California.

          "Unfunded Pension Liability" means the excess of a Plan's benefit
           --------------------------
     liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United States of America.
           -------------       ---

          "Wholly-Owned Subsidiary" means any corporation in which (other than
           -----------------------
     directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.02 OTHER INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (a) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (b) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (i) The term "including" is not limiting and means "including without limitation."

               (ii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

               (iii) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

          (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion".

          (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

     1.03  ACCOUNTING PRINCIPLES.

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II


                                  THE CREDITS

     2.01  AMOUNTS AND TERMS OF COMMITMENTS.

          (a)  The Term Credit.  Each Bank severally agrees, on the terms and
               ---------------
conditions set forth herein, to make a single loan to the Company (each such loan, a "Term Loan") on the Closing Date in an amount not to exceed such Bank's
         ---------
Pro Rata Share of the Term Commitment. Amounts borrowed as Term Loans which are repaid or prepaid by the Company may not be reborrowed.

          (b)  The Revolving Credit.  Each Bank severally agrees, on the terms
               --------------------
and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from
 --------------
the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such
                                                          -------------
amount, together with the Bank's Pro Rata Share of the Term Commitment, as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 11.08, the Bank's "Commitment"); provided, however, that, after
                                 ----------    --------  -------
giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans, together with the Effective Amount of all Term Loans outstanding at such time and the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Commitments; and provided further,
                                                       --- -------- -------
that the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Pro Rata Share of the Revolving Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.01(b), prepay under Section 2.06 and reborrow under this subsection 2.01(b).

     2.02 ACCOUNTS.

          (a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

          (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a
--------  -------
notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

     2.03 PROCEDURE FOR BORROWING.

          (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 10:30 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                    (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 or any multiple of $100,000 in excess thereof;

                    (B) the requested Borrowing Date, which shall be a Business Day;

                    (C) the Type of Loans comprising the Borrowing; and

                    (D) the duration of the Interest Period applicable to any Offshore Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

provided, however, that with respect to the Borrowing to be made on the Closing
--------  -------
Date, the Notice of Borrowing shall be delivered to the Agent not later than 10:30 a.m. (San Francisco time) on the Closing Date and such Borrowing will consist of Base Rate Loans only; and further provided that if so requested by the Agent, all Borrowings during the first 60 days following the

Closing Date shall have the same Interest Period and shall be Base Rate Loans or Offshore Rate Loans for Interest Periods no longer than one month.

           (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

           (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 12:30 p.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent by wire transfer in accordance with written instructions provided to the Agent by the Company of like funds as received by the Agent.

           (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than 10 different Interest Periods in effect.

     2.04  CONVERSION AND CONTINUATION ELECTIONS.

           (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

               (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into Loans of any other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

           (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 10:30 a.m. (San Francisco time) at least
(i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                    (A) the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Loans to be converted or continued;

                    (C) the Type of Loans resulting from the proposed conversion or continuation; and

                    (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

           (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

           (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

           (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

           (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than 10 different Interest Periods in effect.

     2.05 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than one Business Day's prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; except to the extent that, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all of the Term Loans, the Revolving Loans and the L/C Obligations together would exceed the amount of the combined Commitments then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.06  OPTIONAL PREPAYMENTS.

           (a) Subject to Section 4.04, the Company may, at any time or from time to time, upon irrevocable notice to the Agent on the prepayment date for any Base Rate Loans and three Business Days in advance of the prepayment date for any Offshore Rate Loans, ratably prepay Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $500,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with any amounts required pursuant to Section 4.04 and, with respect to prepayments of Offshore Rate Loans, accrued interest to each such date on the amount prepaid.

          (b) Optional prepayments of Term Loans shall not exceed, for any period of four consecutive fiscal quarters, (i) 100% of Excess Cash Flow of the Company and its Subsidiaries for such period, plus (ii) 100% of the Net Issuance Proceeds received by the Company in connection with any issuance of equity during such period, plus (iii) 100% of the Net Issuance Proceeds received by the Company or its Subsidiaries in connection with the issuance of Permitted Subordinated Indebtedness during such period not incurred in connection with any Permitted Acquisition, plus (iv) 100% of the Net Proceeds received by the Company and its Subsidiaries in connection with any Disposition during such period, minus (v) any Mandatory Prepayments of Term Loans during such period. The amount of any optional prepayment under this subsection shall be calculated based on the information in the quarterly unaudited financial statements delivered pursuant to subsection 7.01(b), but such amount shall be subject to confirmation or adjustment based on the information in the annual audited financial statements delivered pursuant to subsection 7.01(a). Any funds permitted to be applied to optional prepayments of Term Loans during any fiscal period and not so applied during such period may be applied to optional prepayments of Term Loans in subsequent fiscal periods to the extent such funds remain available or can be realized from the sale of Permitted Investments of the types described in subsections 8.05(b) through (i). Optional prepayments of Term Loans shall be applied first, to the amounts due on the final Principal Payment Date and, then, to reduce by equal amounts any payments remaining to be made on the Principal Payment Dates on or after October 31, 2000.

     2.07  MANDATORY PREPAYMENTS OF LOANS; MANDATORY COMMITMENT REDUCTIONS.

          (a)  Mandatory Prepayments of Term Loans.  The Company shall make the
               -----------------------------------
following prepayments ("Mandatory Prepayments") on the Term Loans unless and until the Total Indebtedness to EBITDA Ratio is less than 2.00 to 1.00 for two consecutive fiscal quarters:

               (i)  Equity Issuance.  If the Company shall issue new common or
                    ---------------
     preferred equity, the Company shall promptly notify the Agent of the estimated Net Issuance Proceeds of such issuance to be received by the Company in respect thereof. Promptly upon, and in no event later than five Business Days after, receipt by the Company of Net Issuance Proceeds of such issuance, the Company shall prepay the Term Loans in an aggregate amount equal to fifty percent (50%) of such Net Issuance Proceeds.

               (ii) Permitted Subordinated Indebtedness.  If the Company or any
                    -----------------------------------
     Subsidiary shall issue any Permitted Subordinated Indebtedness not incurred in connection with a Permitted Acquisition, the Company shall promptly notify the Agent of the estimated Net Issuance Proceeds of such issuance to be received by the Company or such Subsidiary in respect thereof. Promptly upon, and in no event later than five Business Days after receipt by the Company or such Subsidiary of Net Issuance Proceeds of such issuance, the Company shall prepay the Term Loans in an aggregate amount equal to seventy-five percent (75%) of such Net Issuance Proceeds.

               (iii) Asset Dispositions.  If the Company or any Subsidiary
                     ------------------
     shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss in excess of $100,000, then (A) the Company shall promptly notify the Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the Company or such Subsidiary in respect thereof) and (B) if the Net Proceeds of such Disposition or Event of Loss have not been applied to replace the asset which was the subject of such Disposition or Event of Loss within 180 days after receipt by the Company or the Subsidiary of such Net Proceeds, then the Company shall prepay Term Loans in an aggregate amount equal to the amount of such Net Proceeds not later than 180 days after receipt of such Net Proceeds.

               (iv)  Excess Cash Flow.  As soon as the audited consolidated
                     ----------------
     financial statements of the Company and its Subsidiaries are available after the end of each fiscal year, but not later than May 31 of each year commencing in 1999, the Company shall prepay Term Loans in an amount equal to fifty percent (50%) of Excess Cash Flow, if any, for the then-preceding fiscal year of the Company.

Mandatory Prepayments shall be applied first, to the amounts due on the final Principal Payment Date and, then, to reduce by equal amounts any payments remaining to be made on the Principal Payment Dates on or after October 31, 2000.

          (b) Mandatory Prepayments on Revolving Loans and L/C Advances.
              ---------------------------------------------------------
Subject to Section 4.04, if on any date the Effective Amount of all Revolving Loans and Term Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Commitments, the Company shall, within one Business Day after demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess.

          (c) General.  Any prepayments pursuant to this Section 2.07 shall be
              -------
applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, the Company may, at its option, place any amounts which it would otherwise be required to use to prepay Offshore Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Agent for the benefit of the Banks until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Offshore Rate Loans. The Company shall pay, together with each prepayment under this Section 2.07, any amounts required pursuant to Section
4.04 and, with respect to prepayments of Offshore Rate Loans, accrued interest on the amount prepaid.

          (d) Reduction of Commitment.  Upon the making of any mandatory
              -----------------------
prepayment under this Section 2.07 other than as required by subsection (b), the Term Commitment of each Bank shall automatically be reduced by an amount equal to such Bank's ratable share of the aggregate of principal repaid, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder. All accrued commitment fees to, but not including the effective date of any reduction or termination of Term Commitments, shall be paid on the effective date of such reduction or termination.

     2.08 REPAYMENT.

          (a) The Term Credit. The Company shall repay the Term Loans in
              ---------------
quarterly installments in the principal amount indicated below on the last Business Day of each fiscal quarter of the Company and on August 31, 2002 (each a "Principal Payment Date"):

Date                                            Quarterly Principal Payment
----                                            ---------------------------
Fiscal quarters ending April 30, 1998,                  $   975,000
 through January 31, 1999
Fiscal quarters ending April 30, 1999,                  $ 1,500,000
 through January 31, 2000
Fiscal quarters ending April 30, 2000,                  $ 1,700,000
 through January 31, 2001
Fiscal quarters ending April 30, 2001,                  $ 1,925,000
 through January 31, 2002
Fiscal quarters ending April 30, 2002 and               $ 2,050,000
 July 31, 2002
August 31, 2002                                         $25,000,000

          (b) The Revolving Credit.  The Company shall repay to the Banks on the
              --------------------
Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

     2.09 INTEREST.

          (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under Section 2.06 or 2.07 for the portion of the Offshore Rate Loans so prepaid and upon payment (including prepayment) in full of the Loans and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

          (c) Notwithstanding subsection (a) of this Section, at the option of the Majority Banks as required by Section 5.03 or while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

          (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

     2.10 FEES.

          (a) Arrangement, Agency Fees.  The Company shall pay an arrangement
              ------------------------
fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated July 21, 1997.

          (b) Commitment Fees.  The Company shall pay to the Agent for the
              ---------------
account of each Bank a commitment fee on the average daily unused portion of such Bank's Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the percent per annum indicated in the table below:


                                                Commitment Fee
                                                --------------
Prior to June 1, 1998, and thereafter if the        0.35%
Pricing Leverage Ratio is greater than
2.75:1.00

After May 31, 1998, if the Pricing Leverage         0.25%
Ratio is greater than 1.75:1.00 and not more
than 2.75:1.00

After May 31, 1998, if the Pricing Leverage         0.20%
Ratio is equal to or less than 1.75:1.00

          (c) For purposes of calculating utilization under this subsection, the Revolving Commitment shall be deemed used to the extent of the Effective Amount of

Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable for each calendar quarter in arrears within five Business Days after the Agent sends the Company an invoice for such commitment fee, commencing with the calendar quarter ending September 30, 1997, through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Revolving Commitment under
Section 2.05 or Section 2.07, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

     2.11 COMPUTATION OF FEES AND INTEREST.

          (a) All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

     2.12 PAYMENTS BY THE COMPANY.

          (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.13  PAYMENTS BY THE BANKS TO THE AGENT.

           (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period and any customary administrative fees. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

           (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.14 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Obligations in its favor any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or
                                               --------  -------
any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

     2.15 SECURITY AND GUARANTIES.

          (a) All obligations of the Company and its Subsidiaries under this Agreement and all other Loan Documents shall be secured in accordance with the Collateral Documents.

          (b) All obligations of the Company under this Agreement and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to the Guaranties.

                                  ARTICLE III


                             THE LETTERS OF CREDIT

     3.01 THE LETTER OF CREDIT SUBFACILITY.

          (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank
--------
shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount
                                        -------------
of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the Revolving Commitment, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank exceeds such Bank's Pro Rata Share of the Revolving Commitment, or
(3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

               (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

               (iii) the expiry date of any requested Letter of Credit is (A) more than 364 days after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or (B) after the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

               (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

               (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

               (vi) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person, unless the Issuing Bank and the Majority Banks shall consent; or

               (vii) such Letter of Credit is in a face amount less than $100,000 or to be denominated in a currency other than Dollars.

     3.02  ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT.

           (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

           (b) At least one Business Day prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

          (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(e) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such

Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

          (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.03 EXISTING BOFA LETTERS OF CREDIT; RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS.

          (a) On and after the Closing Date, the Existing BofA Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 3.07(a) and 3.07(c) only such fees accruing on and after the Closing Date, and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(b) and subsection 2.10(b), the Existing BofA Letters of Credit shall be deemed to utilize each Bank's Pro Rata Share of the Revolving Commitment.

          (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.03(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(b), each Issuance of a Letter of Credit shall be deemed to utilize each Bank's Pro Rata Share of the Revolving Commitment by an amount equal to the amount of such participation.

          (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank by 10:30 a.m. (San Francisco time) on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date") (if such notice was received by the Company by 2:00 p.m.
          ----------
(San Francisco time) on the Business Day preceding the Honor Date) or by 11:00 a.m. (San Francisco time) on the following Business Day (if such notice was received by the Company after 2:00 p.m. (San Francisco time) on the Business Day preceding the Honor Date), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 p.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in Section 5.02. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (d) Each Bank shall upon any notice pursuant to subsection 3.03(c) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 2:00 p.m. (San Francisco time) on the date specified in subsection 3.03(c), then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period and any customary administrative fees. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this
Section 3.03.

          (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in
Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

          (f) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a

Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving
               --------  -------
Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

     3.04 REPAYMENT OF PARTICIPATIONS.

          (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section
3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

          (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.05 ROLE OF THE ISSUING BANK.

          (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for:
(i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not,
--------
preclude the Company from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No-Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided,
                                                                --------
however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument that appears on its face to be in order which transfers or assigns or purports to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.06 OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

               (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

               (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

               (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

               (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

               (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

     3.07 LETTER OF CREDIT FEES.

          (a) The Company shall pay to the Agent for the account of the Banks
(i) a commercial letter of credit commission equal to 0.125% of the face amount (or increased face amount, as the case may be) of each commercial Letter of Credit Issued by the Issuing Bank and (ii) a standby letter of credit fee equal to the rate per annum indicated on the table below of the average daily maximum amount available to be drawn of the outstanding standby Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon standby Letters of Credit outstanding for that quarter as calculated by the Agent:

                                                Standby Letter of Credit Fee
                                                ----------------------------
Prior to February 28, 1998, and thereafter if        1.75%
 the Pricing Leverage Ratio is greater than
 2.75:1.00
After February 27, 1998, if the Pricing              1.50%
 Leverage Ratio is greater than 2.25:1.00 and
 not more than 2.75:1.00
After February 27, 1998, if the Pricing              1.25%
 Leverage Ratio is greater than 1.75:1.00 and
 not more than 2.25:1.00
After February 27, 1998, if the Pricing              1.00%
 Leverage Ratio is equal to or less than
 1.75:1.00

          (b) From the standby letter of credit fees paid by the Company as described in clause (ii) of subsection 3.07(a), the Agent shall promptly distribute to the Issuing Bank a fronting fee for each standby Letter of Credit Issued by the Issuing Bank equal to 0.10% per annum of the face amount (or increased face amount, as the case may be) of such standby Letter of Credit. The Agent shall promptly distribute to each Bank, its Pro Rata Share of any balance of such standby letter of credit fees and the commercial letter of credit commissions paid by the Company as described in clause (i) of subsection 3.07(a).

          (c) Such letter of credit commissions and fees shall be due and payable quarterly in arrears for each calendar quarter during which Letters of Credit are outstanding, commencing with the calendar quarter ending September 30, 1997, through the Revolving Termination Date, with each quarterly payment to be made within five Business Days after the Agent sends the Company an invoice for such letter of credit commissions and fees and the final payment to be made on the Revolving Termination Date (or such later expiration date).

          (d) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance (excluding the commissions and fees to be paid pursuant to subsection 3.07(a) above), presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to Letters of Credit as from time to time in effect.

     3.08 UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                                  ARTICLE IV

                    TAXES, YIELD PROTECTION AND ILLEGALITY

     4.01  TAXES.

          (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

          (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii)  the Company shall make such deductions and withholdings;

               (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

          (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

          (f) Nothing contained in this Section 4.01 shall override any term or provision of any Specified Swap Contract regarding withholding taxes relating to Swap Contracts.

     4.02  ILLEGALITY.

          (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

          (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

          (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     4.03  INCREASED COSTS AND REDUCTION OF RETURN.

          (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case imposed, announced or made after the date hereof, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, within 30 days after demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, in each case imposed or announced after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     4.04 FUNDING LOSSES. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

          (d) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 4.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     4.05 INABILITY TO DETERMINE RATES. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

     4.06 CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the method of determining the amount and the amount payable to the Bank hereunder, and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     4.07 SUBSTITUTION OF BANKS. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 4.03, the Company
     -------------
may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company and to the Agent (a "Replacement Bank") to acquire and assume all or a ratable part of all
          ----------------
of such Affected Bank's Loans and Commitment; (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

     4.08  SURVIVAL.  The agreements and obligations of the Company in this
Article IV shall survive the payment of all other Obligations for a period of three years.

                                   ARTICLE V

                             CONDITIONS PRECEDENT

     5.01 CONDITIONS OF CREDIT EXTENSIONS. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the initial Credit Extension all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

          (a) Credit Agreement and Notes.  This Agreement and any Notes
              --------------------------
requested by the Banks executed by each party thereto;

          (b)  Resolutions; Incumbency.
               -----------------------

               (i) Copies of the resolutions of the board of directors of the Company and each Subsidiary that may become party to a Loan Document authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

               (ii) A certificate of the Secretary or Assistant Secretary of the Company and each Subsidiary that may become party to a Loan Document certifying the names and true signatures of the officers of the Company or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

          (c) Organization Documents; Good Standing.  Each of the following
              -------------------------------------
documents:

               (i) the articles or certificate of incorporation and the bylaws of the Company and each Subsidiary party to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company or such Subsidiary as of the Closing Date; and

               (ii) a good standing and tax good standing certificate for the Company and each Subsidiary party to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company or such Subsidiary is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

          (d) Legal Opinions.  An opinion of Wilson, Sonsini, Goodrich & Rosati,
              --------------
counsel to the Company and addressed to the Agent and the Banks, substantially in the form of Exhibit D.

          (e) Payment of Fees.  Evidence of payment by the Company of all
              ---------------
accrued and unpaid fees, reasonable costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings

(provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.04;

          (f)  Collateral Documents.  The Collateral Documents, consisting of a
               --------------------
Security Agreement and a Pledge Agreement executed by Global Motorsport Group, Inc., a Security Agreement executed by CSI Acquisition Sub, Inc., and a Security Agreement and a Guaranty executed by each U.S. Subsidiary of the Company, in appropriate form for recording, where necessary, together with:

               (i)   a Collateral Certificate in the form of Exhibit J executed
                                                             ---------
     by the Company (including information regarding the assets to be acquired under the CSI Acquisition Documents) and each U.S. Subsidiary executing a Security Agreement;

               (ii) all UCC-l financing statements, intellectual property assignments, notices to depositary institutions and other third parties having possession of Collateral and other filings, recordings, registrations and notices which the Agent deems necessary and advisable to be filed, registered, recorded or delivered to perfect the Liens of the Agent for the benefit of the Banks in accordance with applicable law;

               (iii) written advice relating to such Lien and judgment searches as the Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

               (iv) all certificates and instruments representing the Pledged Collateral, stock transfer powers executed in blank;

               (v) evidence that all other actions necessary or, in the opinion of the Agent or the Banks, desirable to perfect and protect the first priority security interest created by the Collateral Documents have been taken;

               (vi) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements; and

               (vii) evidence that all other actions necessary or, in the opinion of the Agent or the Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to preserve and protect the Agent's interests in and access to the Collateral, have been taken.

          (g)  Insurance Policies.  Standard lenders' payable endorsements with
               ------------------
respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Company in accordance with Section 7.06;

          (h)  Company Information.  The following information relating to the
               -------------------
Company and its Subsidiaries:

               (i) An unaudited consolidated balance sheet of the Company and its Subsidiaries as of July 31, 1997, with reclassification adjustments in a form satisfactory to the Agent, together with the related consolidated statements of income or operations, shareholders' equity and cash flows for the period then ended;

               (ii) Financial projections for the Company and its Subsidiaries for each of the five fiscal years ending after consummation of the CSI Acquisition, updated to reflect the impact of the United Parcel Service strike;

               (iii) Pro forma consolidated and consolidating balance sheets for the Company and its Subsidiaries immediately prior to and immediately after the consummation of the CSI Acquisition, with reclassification adjustments in a form satisfactory to the Agent;

               (iv) A statement by each holder of the Senior Notes of the total amount necessary to repay the Senior Notes payable to such holder in full on the Closing Date;

               (v) A statement itemizing the sources of all funds required by the Company to consummate the Acquisition of CSI and repay the Senior Notes and the uses of such funds to pay the purchase price for the CSI assets (including repayment in full of all Indebtedness owing by CSI to Bank One, Texas, N.A.), and all transaction fees and expenses and the principal, interest and any other amounts payable with respect to the Senior Notes;

               (vi) A description of the proposed corporate and capital structure of the Company and its Subsidiaries after consummation of the CSI Acquisition;

               (vii) For the Company and each Subsidiary, (A) an organization chart listing its directors, officers, and each division manager and copies of any employment or consulting agreements, and (B) copies of the documents evidencing all of its Indebtedness and any other Contractual Obligations or Contingent Obligations which exceed $250,000, including the Long Term Incentive Compensation Agreement of the Company;

               (viii) Such other financial information as the Agent or the Arranger may request.

          (i) CSI Acquisition.  The following information relating to the
              ---------------
Acquisition of CSI by the Company:

               (i) The Asset Acquisition Agreement, dated as of August 8, 1997, together with all schedules thereto, the Bill of Sale and Assignment, the Assumption Agreement, the Consulting Agreement, the Escrow Agreement and any other indemnities, warranties, guarantees and legal opinions delivered thereunder, executed by all parties thereto;

               (ii) An unaudited balance sheet of CSI dated as of the end of the month preceding the Closing Date, together with the related statements of income or operations, shareholders' equity and cash flows for the period then ended;

               (iii) A statement by Bank One, Texas, N.A. of the total amount necessary to repay the Indebtedness of CSI due to such bank in full on the Closing Date;

               (iv) A copy of the settlement agreement regarding the trademark litigation claim of Harley Davidson Motor Company and M-D Michigan, Inc. against CSI;

               (v) Copies of (A) all employment and consulting agreements to be entered into or assumed by the Company upon consummation of the CSI Acquisition, (B) documents evidencing all Indebtedness and any other Contractual Obligations or Contingent Obligations which exceed $250,000 to be assigned by CSI and assumed by the Company, and (C) all consents or approvals of any Person required to assign such agreements and obligations to the Company;

               (vi) Copies of all consents or approvals of any Governmental Authority required to consummate the transactions contemplated by the CSI Acquisition Documents, including the Federal Trade Commission or Department of Justice approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

          (j) Environmental Review.  A completed Environmental Questionnaire and
              --------------------
Disclosure Statement with respect to each of CSI and the Company and its Subsidiaries and, to the extent deemed necessary by the Agent or the Arranger, an environmental site assessment with respect to any real property owned or leased by CSI or the Company and its Subsidiaries, dated as of a recent date prior to the Closing Date, prepared by a qualified firm acceptable to the Agent and the Banks, stating, among other things, that such real property is free from Hazardous Materials and that operations conducted thereon are in compliance with all Environmental Laws;

          (k) Certificate.  A certificate signed by a Responsible Officer, dated
              -----------
as of the Closing Date, stating that:

               (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

               (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

               (iii) there has occurred since January 31, 1997, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect, determined as if CSI had been a Subsidiary of the Company during this period;

          (l) Specified Swap Contracts.  One or more Swap Contracts executed by
              ------------------------
the Company with a Swap Provider for the purposes of mitigating interest rate risk on not less than 65% of the Term Loans for a term of not less than three years after the Closing Date; and

          (m) Other Documents.  Such other approvals, opinions, documents or
              ---------------
materials as the Agent or any Bank may request.

     5.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.04 and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

          (a) Notice; Application.  The Agent shall have received (with, in the
              -------------------
case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

          (b) Continuation of Representations and Warranties.  The
              ----------------------------------------------
representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date, Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date, Conversion/Continuation Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

          (c) No Existing Default.  No Default or Event of Default shall exist
              -------------------
or shall result from such Borrowing, continuation or conversion or Issuance; and

          (d) No Future Advance Notice.  Neither the Agent nor any Bank shall
              ------------------------
have received from the Company any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement.

Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.

     5.03 CONDITIONS SUBSEQUENT. The obligation of each Bank to make further Loans and the obligation of the Issuing Bank to Issue further Letters of Credit is subject to the satisfaction of the condition subsequent that the Agent shall have received all of the following, in form and substance satisfactory to the Agent and each Bank and in sufficient copies for each Bank, at the times indicated below:

          (a) Foreign Collateral Documents.  Within 60 days after the Closing
              ----------------------------
Date, a pledge agreement executed by Custom Chrome Europe, Ltd. with respect to 66% of the capital stock or other equity securities of Tom's Motorcycle Products GmbH and a pledge agreement executed by Custom Chrome Far East, Ltd. with respect to 66% of the capital stock or other equity securities of Custom Chrome Far East, Ltd., a Taiwan FIA subsidiary, and such further documentation necessary to grant an enforceable security interest in intercompany indebtedness owing by Tom's Motorcycle Products GmbH to the Company, together with opinions of German and Taiwan counsel and all certificates and instruments representing the pledged capital stock or other equity securities of Tom's Motorcycle Products GmbH and Custom Chrome Far East, Ltd., a Taiwan FIA subsidiary, stock powers executed in blank, endorsements and notarizations as may be required in order to enforce the pledge of such stock.

          (b) Consents to Removal of Collateral.  Within 60 days after the
              ---------------------------------
Closing Date, consents to removal of Collateral executed by all landlords and any mortgagees and tenants of real property occupied by the Company and its U.S. Subsidiaries and any other estoppels, subordination agreements and other documents and instruments executed by Persons parties to material contracts relating to the Collateral as to which the Agent shall be granted a Lien for the benefit of the Banks, as requested by the Agent or any Bank.

          (c) Post-Closing Form 8K.  Within 15 days after the Closing Date, a
              --------------------
draft of the Form 8K required to be filed by the Company with the SEC with respect to the CSI Acquisition and, within 75 days after the Closing Date, the final Form 8K filed by the Company with the SEC with respect to the CSI Acquisition, each accompanied by a certificate of a Responsible Officer that the information disclosed in such Form 8K does not contain any statement of a material fact which would make the information previously disclosed to the Agent pursuant to subsection 5.01(i) untrue or misleading in any material respect.

          (d) Final Statement of Sources and Uses of Funds.  Within 30 days
              --------------------------------------------
after the Closing Date, a final statement itemizing the sources of all funds required for the CSI Acquisition and the repayment of the Senior Notes and the application of such funds, including an itemization of the purchase price paid for the CSI assets under the CSI Acquisition Documents (excluding any adjustments based on the closing net assets) and all transaction fees and expenses payable by the Company with respect to the CSI Acquisition.

          (e) CSI Audited Financial Statements.  Within 65 days after the
              --------------------------------
Closing Date, audited financial statements for CSI for the period from October 1, 1996, through the Closing Date, prepared in accordance with GAAP applied on a consistent basis.

          (f) Pro Forma Opening Balance Sheets.  Within 75 days after the
              --------------------------------
Closing Date, pro forma consolidated and consolidating opening balance sheets of the Company and its Subsidiaries based on the financial statements of the Company and its Subsidiaries and CSI as of August 31, 1997, with reclassification adjustments satisfactory to the Agent.

If any of the foregoing conditions subsequent shall not be satisfied within the time indicated, at the option of the Majority Banks the Loans shall bear interest at the rate specified in Section 2.09(c) until all such conditions are satisfied.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Agent and each Bank that:

     6.01  CORPORATE EXISTENCE AND POWER.  The Company and each of its
Subsidiaries:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business (including the assets and business to be acquired under the CSI Acquisition Documents) and to execute, deliver, and perform its obligations under the Loan Documents and the CSI Acquisition Documents;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where any failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; and

          (d) is in compliance with all Requirements of Law, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

     6.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document or CSI Acquisition Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of any of that Person's Organization
Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

          (c)  violate any Requirement of Law.

     6.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document or CSI Acquisition Document, except for (a) compliance with the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all regulations enacted thereunder, which has been completed prior to the Closing Date, and (b) recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents.

     6.04 BINDING EFFECT. This Agreement and each other Loan Document or CSI Acquisition Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.05 CSI ACQUISITION. The Company has delivered to the Agent complete and correct copies of all CSI Acquisition Documents. The purchase price to be paid for the CSI assets under the CSI Acquisition Documents, together with all transaction fees and expenses payable by the Company with respect to the CSI Acquisition but excluding any adjustments based on the closing net assets, do not exceed $39,000,000 in the aggregate. Each of the parties to the CSI Acquisition Documents has performed all obligations and conditions required of it prior to or as a condition to the consummation of the transactions contemplated by the CSI Acquisition Documents, and no such obligation or condition has been waived by any party except as disclosed to, and agreed to, by the Agent. None of the parties to the CSI Acquisition Documents is in default of any of its obligations under the CSI Acquisition Documents.

     6.06 LITIGATION. Except as specifically disclosed in the Disclosure Schedule, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document or CSI Acquisition Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to require any payment in excess of $500,000 not covered by insurance or to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document or CSI Acquisition Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.07 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or from the grant or perfection of the Liens of the Agent and the Banks on the Collateral. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to require any payment in excess of $500,000 or to have a Material Adverse Effect, or that would create an Event of Default under subsection 9.01(e).

     6.08  ERISA COMPLIANCE.

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     6.09 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12 and Section 8.08. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.10 TITLE TO PROPERTIES. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title which do not represent any monetary liability and could not, individually or in the aggregate, have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     6.11 TAXES. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and the taxes of approximately $4,300,000 relating to the Company's 1992, 1993 and 1994 fiscal years for which the Company received a IRS notice of deficiency which are being contested in good faith by appropriate proceedings. To the Company's knowledge, there is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

     6.12  FINANCIAL CONDITION.

          (a) Each of the audited consolidated balance sheet of the Company and its Subsidiaries dated January 31, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date, and the audited balance sheet of CSI dated September 30, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

               (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

          (b) Since January 31, 1997, there has been no Material Adverse Effect, determined as if CSI had been a Subsidiary of the Company during this period.

          (c) The financial projections for the Company and its Subsidiaries for each of the five fiscal years ending after the Acquisition of CSI delivered to the Agent represent the Company's best estimate of the future performance of the Company and its Subsidiaries after the consummation of the CSI Acquisition and have been prepared on the basis of the assumptions set forth therein, which the Company believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

          (d) The pro forma consolidated and consolidating balance sheets for the Company and its Subsidiaries immediately prior to and immediately after the consummation of the CSI Acquisition, with reclassification adjustments, delivered to the Agent fairly present the financial condition of the Company and its Subsidiaries as of the date thereof as if the transactions contemplated by the CSI Acquisition Documents had occurred on the Closing Date and have been prepared in accordance with GAAP consistently applied;

     6.13  ENVIRONMENTAL MATTERS.

          (a) Except as specifically disclosed in the Disclosure Schedule, the on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $250,000 in the aggregate or a Material Adverse Effect.

          (b) Except as specifically disclosed in the Disclosure Schedule, the Company and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course
-----------------------
operations, all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

          (c) Except as specifically disclosed in the Disclosure Schedule, none of the Company, any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

          (d) Except as specifically disclosed in the Disclosure Schedule, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of the Company or any Subsidiary, or arising from operations prior to the Closing Date, of the Company or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its Subsidiaries in excess of $250,000 in the aggregate for any such condition, circumstance or property. In addition,
(i) neither the Company nor any Subsidiary has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and
(ii) the Company and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

     6.14  COLLATERAL DOCUMENTS.

          (a) The provisions of each of the Collateral Documents are effective to create in favor of the Agent for the benefit of the Banks, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company and its Subsidiaries in the collateral described therein; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedules to the Security Agreements and each such Security Agreement has been filed in the U.S. Patent and Trademark Office and the U.S. Copyright Office.

          (b) All representations and warranties of the Company and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct.

     6.15 REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     6.16 NO BURDENSOME RESTRICTIONS. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     6.17 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company or its Subsidiaries own or are licensed or otherwise have the right to use (or could obtain ownership of, licenses to use or other rights to use on terms and under circumstances which could not reasonably be expected to have a Material Adverse Effect) all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except where the failure to have any of the foregoing or such conflict could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person except where any such infringement could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened. No patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed which could reasonably be expected to have a Material Adverse Effect.

     6.18 SUBSIDIARIES. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part 6.18(a) of the Disclosure Schedule and has no equity investments in any other corporation or entity other than those specifically disclosed in part 6.18(b) of the Disclosure Schedule. The Company owns all of the capital stock of each of the Subsidiaries (except any directors qualifying shares).

     6.19 INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

     6.20  SOLVENCY.  The Company is and each of its Subsidiaries are Solvent.

     6.21  SWAP OBLIGATIONS.

          (a) Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The

Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any Swap Provider or any Affiliate of any Swap Provider in determining whether to enter into any Swap Contract.

           (b) Neither the Company nor any of its Subsidiaries has entered into any master agreement relating to Swap Contracts and under which termination values resulting from Swap Contracts that are Specified Swap Contracts are nettable against termination values resulting from Swap Contracts that are not Specified Swap Contracts, unless only Specified Swap Contracts are outstanding under such master agreement.

     6.22 FULL DISCLOSURE. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of the Company or any Subsidiary by a Responsible Officer in connection with the Loan Documents or the CSI Acquisition Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                  ARTICLE VII


                             AFFIRMATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (other than indemnity Obligations that remain inchoate) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     7.01 FINANCIAL STATEMENTS. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent, with sufficient copies for each Bank which has requested a copy:

           (a) as soon as available, but not later than 120 days after the end of each fiscal year (commencing with the fiscal year ended January 31, 1998), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of KPMG Peat Marwick L.L.P. or another nationally or internationally recognized independent public accounting firm ("Independent Auditor"), which report shall state that such consolidated
       -------------------
financial statements are complete and correct and present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years except as otherwise indicated therein, and any management letter delivered by the Independent Auditor to the Company and its Subsidiaries. Such opinion shall not contain any "going concern" or like qualification or exception or any qualification arising out of the scope of the audit and shall be delivered to the Agent pursuant to a reliance agreement between the Agent and Banks and such Independent Auditor in form and substance satisfactory to the Agent;

           (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended October 31, 1997), copies of the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year and the budget for the current fiscal year, and certified by a Responsible Officer that such consolidated financial statements fairly present, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries and that such consolidating financial statements were developed and used in connection with the preparation of the consolidated financial statements;

           (c) as soon as available, but not later than 120 days after the end of each fiscal year (commencing with the fiscal year ended January 31, 1998), a copy of the unaudited consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidating statement of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year and the budget for the current fiscal year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(a); and

           (d) as soon as available, but not later than 60 days after the end of each fiscal year (commencing with the fiscal year ended January 31, 1998), updated consolidated and consolidating financial projections for the Company and its Subsidiaries for each fiscal year through the fiscal year ending January 31, 2003, together with updated financial projections for the Company and its Subsidiaries for each quarter in the subsequent fiscal year.

     7.02 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Agent, with sufficient copies for each Bank:

           (a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), a certificate of the Independent Auditor (i) stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) verifying the calculations of Excess Cash Flow and the financial covenants (excluding Section 7.14) included in the Compliance Certificate to be delivered with such financial statements;

           (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

           (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

           (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

     7.03  NOTICES.  The Company shall promptly notify the Agent:

           (a)  of the occurrence of any Default or Event of Default;

           (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which could reasonably be expected to result a liability in excess of $500,000 or a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority;

           (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) in which the amount of damages claimed is $500,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

           (d) upon, but in no event later than 30 days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions or inquiry instituted or completed against the Company or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

           (e) of any other litigation or proceeding affecting the Company or any of its Subsidiaries which the Company would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC (provided that the notice requirements set forth in this subsection 7.03(e) shall be satisfied if the Company furnishes the Agent with a copy of any such report to the SEC);

           (f) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 30 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                (i)  an ERISA Event;

               (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

               (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

               (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

           (g) of any change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

           (h) of the occurrence of any default, event of default, termination event or other event under any Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Swap Contract to terminate early any or all trades relating to such contract; and

           (i) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such amounts were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

           Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     7.04 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each Subsidiary to:

           (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, except in connection with a transaction permitted by Section 8.03;

           (b) use reasonable efforts to preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 in which the surviving entity complies with this subsection and sales of assets permitted by
Section 8.02 or if, in the reasonable determination of the Board of Directors of the Company, it is in the best business interests of the Company not to do so;

           (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

           (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     7.05 MAINTENANCE OF PROPERTY. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except as permitted by Section 8.02.

     7.06 INSURANCE. In addition to insurance requirements set forth in the Collateral Documents, the Company shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of such types, in such amounts and with such insurers as are approved by the Agent; including workers' compensation insurance, product liability and other public liability insurance and property and casualty insurance which amount shall not be reduced by the Company without the prior written consent of the Agent. All such insurance shall name the Agent as loss payee or as additional insured, as appropriate, for the benefit of the Banks, as their interests may appear. At least once each calendar year, the Company shall furnish the Agent, with sufficient copies for each Bank which has requested a copy, a certificate of a Responsible Officer of the Company (and, if requested by the Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

     7.07 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

           (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

           (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

           (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     7.08 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.09 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     7.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account sufficient to prepare financial statements in accordance with GAAP. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any
         --------  -------
Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

     7.11  ENVIRONMENTAL LAWS.

           (a) The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.

           (b) Upon the written request of the Agent or any Bank, the Company shall submit and cause each of its Subsidiaries to submit, to the Agent with sufficient copies for each Bank, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 7.03(d), that could, individually or in the aggregate, result in liability in excess of $500,000.

     7.12 USE OF PROCEEDS. The Company shall use the proceeds of the Term Loans to repay the Senior Notes in full and to pay the purchase price of the CSI assets in accordance with the CSI Acquisition Documents and all transaction fees and costs relating thereto, including repayment in full of all Indebtedness owing by CSI to Bank One, Texas, N.A. The Company shall use the proceeds of the Revolving Loans and the Letters of Credit for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

     7.13  FURTHER ASSURANCES.

           (a) The Company shall ensure that all written information, exhibits and reports furnished to the Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

           (b) Promptly upon request by the Agent or the Majority Banks, the Company shall (and shall cause any of its Subsidiaries to) take, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.

           (c) Upon the creation or acquisition of any U.S. Subsidiary, the Company shall cause such Subsidiary to execute and deliver a Security Agreement and a Guaranty in favor of the Agent and take such other actions as may be requested in accordance with this Section 7.13. Upon the creation or acquisition of any Subsidiary, the Company shall execute a supplement to the Pledge Agreement or cause such other actions to be taken as may be necessary to pledge the capital stock or other equity securities of such Subsidiary in favor of the Agent on the terms provided in the Pledge Agreement; provided, however,
                                                            --------  -------
that with respect to any such Subsidiary which is organized in a jurisdiction outside the United States, such pledge shall not exceed 66% of the outstanding capital stock or other equity securities of such foreign Subsidiary.

     7.14 MAINTENANCE OF CASH AVAILABILITY. For at least 30 consecutive days during each 12 month period commencing on the Closing Date, the Company shall maintain cash availability of not less than $17,250,000, comprised of the daily unused portion of the Revolving Commitment (calculated as set forth in subsection 2.10(c)) and any unrestricted cash balances maintained in accounts in the United States with the Agent or its Affiliates.

                                 ARTICLE VIII


                              NEGATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (other than indemnity Obligations that remain inchoate) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     8.01 LIMITATION ON LIENS. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted
                                                                    ---------
Liens"):
-----

           (a) any Lien (other than a Lien on the Collateral) existing on property of the Company or any Subsidiary on the Closing Date and set forth in the Disclosure Schedule securing Indebtedness outstanding on such date, together with any extensions, renewals and refinancings which do not result in any proceeds to the Company or such Subsidiary;

           (b) any Lien created under any Loan Document to secure the Obligations;

           (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07;

           (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or that are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained;

           (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

           (f) Liens (other than Liens on the Collateral) on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations,
(ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

           (g) Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed within 30 days and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $500,000;

           (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

           (i) Liens on fixed assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at
                                  --------  -------
the time the respective
corporations became Subsidiaries and were not created in anticipation thereof and the Indebtedness secured by such Liens is permitted by subsection 8.06(d);

           (j) purchase money security interests on any fixed assets acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such assets; provided that (i) any such Lien
                                               -------- ----
attaches to such assets concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the fixed assets so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such assets, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed the Indebtedness permitted under subsection 8.06(d);

           (k) Liens securing obligations in respect of capital leases or off-balance sheet "synthetic" leases on assets subject to such leases, provided that the Indebtedness incurred in connection with such leases shall not exceed the Indebtedness permitted under subsection 8.06(d);

           (l) purchase money security interests on any inventory acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing trade payables incurred or assumed for the purpose of financing all or any part of the cost of acquiring such inventory; provided that (i) any such
                                                  -------- ----
Lien attaches solely to the inventory so acquired in such transaction, (ii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such inventory, and (iii) any UCC-1 financing statements filed with respect to such purchase money security interest is terminated within 30 days after notice from the Agent;

           (m) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a
                        -------- ----
dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

           (n) Liens on any property (other than the Collateral) securing Indebtedness permitted to be incurred pursuant to subsections 8.06(d) and (e);

           (o) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of the business of the Company or any Subsidiary which do not interfere in any material respect with the business of the Company or such Subsidiary, and any interest or title of the lessor or licensor under any such lease or license; and

           (p) Liens in favor of customs and revenue authorities as a matter of law to secure payment of customs duties in connection with the importation of goods which are not delinquent.

     8.02 DISPOSITION OF ASSETS. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of

(whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

           (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

           (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment within 180 days of such sale; and

           (c) dispositions of inventory, equipment or other property by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements, provided that dispositions to Subsidiaries
                                  --------
which are not parties to any Security Agreement in favor of the Agent and the Banks shall not be permitted except to Tom's Motorcycle Products GmbH to the extent permitted by Section 8.05(k);

           (d) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Default
                   --------
shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) either (A) the Net Proceeds from such dispositions are applied to Mandatory Prepayments or (B) the aggregate value of all assets so sold by the Company and its Subsidiaries, together, shall not exceed in any fiscal year $250,000;

           (e) dispositions consisting of the granting of non-exclusive licenses and similar arrangements for the use of intellectual property of the Company or its Subsidiaries; and

           (f) dispositions constituting Investments permitted under Section
8.04 or the liquidation of such Investments.

     8.03 MERGERS AND CONSOLIDATIONS. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

           (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation, or such merger shall constitute a Permitted Acquisition under Section 8.04

           (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary which has executed a Security Agreement or where the disposition of such assets would be permitted by subsection 8.02(d).

     8.04 ACQUISITIONS. The Company shall not, and shall not suffer or permit any Subsidiary to, consummate any Acquisition or enter into any agreement for any Acquisition, other than the following ("Permitted Acquisitions"):

           (a) Any Acquisition which is funded by the issuance of additional equity by the Company or Permitted Subordinated Indebtedness and does not require the assumption of any Contingent Obligations which exceed $100,000 in the aggregate unless such Contingent Obligations can be quantified and included in the total consideration for such Acquisition, provided that at the time of
                                                 --------
such Acquisition, no Default shall exist or shall result from such Acquisition;

           (b) Any Acquisition not covered by subsection 8.04(a), provided that
                                                                  --------
(i) at the time of such Acquisition, no Default shall exist or shall result from such Acquisition, and (ii) the total consideration for such Acquisitions, including the cash paid, the current market value of any equity issued and any Indebtedness or Contingent Obligations assumed, does not exceed $2,500,000 in the aggregate in any fiscal year; and

           (c) Any Acquisition consummated at any time after May 31, 1999, in which the aggregate total consideration for all such Acquisitions, including the cash paid, the current market value of any equity issued and any Indebtedness or Contingent Obligations assumed, does not exceed 100% of the Excess Cash Flow generated in the prior fiscal years commencing with the fiscal year ending January 31, 1999, which is not required to be applied to Mandatory Prepayments or applied to optional prepayments under Section 2.06, provided that at the time
                                                       --------
of Acquisition, (i) no Default shall exist or shall result from such Acquisition and (ii) the Total Indebtedness to EBITDA Ratio does not exceed 2.00:1.00, calculated on the basis of all Indebtedness of the Company and its Subsidiaries outstanding at the time of such Acquisition (including any Indebtedness assumed in the Acquisition) and the EBITDA of the Company and its Subsidiaries for the four fiscal quarters immediately preceding such Acquisition.

     8.05 LOANS AND INVESTMENTS. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:
                                     -----------

           (a) Acquisitions permitted under Section 8.04;

           (b) Investments held by the Company or Subsidiary in the form of cash equivalents or short term marketable securities rated P-1 or higher by Moody's Investor Services, Inc. or A-1 or higher by Standard & Poor's
Ratings Services;

           (c) obligations of, or obligations guaranteed by (or insured by), the United States government, its agencies, or any public instrumentality thereof with maturities not to exceed (or an unconditional right to compel purchase within) five years from the date of acquisition;

           (d) commercial paper maturing within 270 days of the date of acquisition in the top rating classification by Moody's Investor Services, Inc. or Standard & Poor's Ratings Services or any other rating agency nationally recognized in the United States at the time of acquisition thereof;

           (e) operating deposit accounts maintained in the ordinary course of business for operating fund purposes;

           (f) maturities not to exceed (or an unconditional right to compel purchase within) five years of the date of acquisition, that are rated in one of the highest two rating categories by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services or any other rating agency nationally recognized in the United States;

           (g) demand and time deposits with, Eurodollar deposits with, certificates of deposit issued by, or obligations or securities fully backed by letters of credit issued by (i) any bank organized under the laws of the United States, any state thereof, the District of Columbia or Canada having combined capital and surplus aggregating at least $100,000,000, and outstanding unsecured and unsupported debt rated "A" or better at the time of acquisition thereof by Standard & Poor's Ratings Services or Moody's Investors Service, Inc. or any other rating agency nationally recognized in the United States, or (ii) any other bank having combined capital and surplus of not less than $500,000,000 or the equivalent thereof in a currency other than United States dollars;

           (h) bankers' acceptances accepted by a bank referred to in subsection 8.05(g) and eligible for rediscount under the requirements of the Board of Governors of the Federal Reserve System;

           (i) Investments in money market programs that would be classified on the balance sheet of the investing Person as a current asset in accordance with GAAP, which money market programs have total invested assets in excess of $500,000,000;

           (j) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

           (k) Investments by the Company in any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries which is a party to a Security Agreement in favor of the Agent and the Banks to another of its Wholly-Owned Subsidiaries and Investments by a Subsidiary in the Company, provided,
                                                                   --------
however, that no Investments shall be made in any Subsidiary which is not a
-------
party to a Security Agreement and any Investments previously made in such Subsidiaries which are not parties to any Security Agreement shall be liquidated to the extent that the total assets of such Subsidiaries which are not parties to any Security Agreement as of the end of any fiscal quarter exceed six percent of the total consolidated assets of the Company and its Subsidiaries as of the end of such fiscal quarter;

           (l) Investments incurred in order to consummate Permitted Acquisitions in accordance with Section 8.04, provided that (i) such
                                              --------
Acquisitions are undertaken in accordance with all applicable Requirements of Law; and (ii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained;

           (m) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations; loans and advances to employees, officers or directors of the Company and its Subsidiaries which do not exceed $150,000 in the aggregate at any time outstanding;

           (o) Investments existing on the Closing Date and set forth in the Disclosure Schedule; and

           (p) other Investments, including Investments in Joint Ventures, which do not exceed $500,000 in the aggregate at any time outstanding.

     8.06 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

           (a) Indebtedness incurred pursuant to this Agreement;

           (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.09;

           (c) Indebtedness existing on the Closing Date and set forth in the Disclosure Schedule;

           (d) Indebtedness secured by Liens on fixed assets permitted by subsections 8.01(i), (j) and (k) in an aggregate amount not to exceed $2,000,000 for any fiscal year or $3,000,000 outstanding at any time, provided that no Default shall exist or result from the incurrence of such Indebtedness;

           (e) Indebtedness incurred after the Closing Date secured solely by mortgages on the Company's real property in Louisville, Kentucky, and Morgan Hill, California, provided that (i) no Default shall exist or result from the incurrence of such Indebtedness, (ii) the principal amount of such Indebtedness shall not exceed $6,500,000 and the ratio of the principal amount of such Indebtedness to the appraised value of such real property shall not exceed 75%,
(iii) such Indebtedness bears interest at a fixed rate, (iv) the mortgagees shall execute and deliver to the Agent such consents to remove Collateral as requested by the Agent, and (v) the other terms of such Indebtedness are approved by the Majority Banks (which approval shall not be unreasonably withheld);

           (f) Indebtedness which (i) is unsecured and subordinated to the Obligations by an instrument or agreement in form and substance satisfactory to the Agent, (ii) has no mandatory scheduled principal payments prior to the final Principal Payment Date for the Term Loans, (iii) does not have a maturity date earlier than July 31, 2003, (iv) provides that the Agent shall have the right to block payments on such Indebtedness for a period of not less than 180 days if an Event of Default has occurred, and (v) contains no covenants which are more restrictive than those contained in this Agreement and does not provide for a cross default to the Obligations, provided that (A) no Default shall exist
                                        --------
or shall result from the incurrence of such Permitted Subordinated Indebtedness and (B) either (x) such Indebtedness is incurred in connection with Permitted Acquisitions and does not exceed $1,000,000 for any fiscal year or $2,500,000 in the aggregate outstanding at any time, or (y) after taking into effect such Indebtedness and any other Indebtedness outstanding at such time, the Total Indebtedness to EBITDA Ratio does not exceed 2.00 to 1.00 ("Permitted Subordinated Indebtedness");

           (g) Indebtedness between the Company and a Subsidiary or between Subsidiaries which is a permitted Investment under Section 8.05; and

           (h) other Indebtedness which together with any Contingent Obligations incurred under subsection 8.09(f) do not exceed $500,000 in the aggregate at any time outstanding, provided, that no Default shall exist or result from the incurrence of such Indebtedness or Contingent Obligations.

     8.07 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

     8.08  USE OF PROCEEDS.

           (a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act or (v) to enter into or consummate any Acquisition other than the Acquisition to be consummated in accordance with the CSI Acquisition Documents.

           (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means
                                                ---------------------
securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C.
(S) 24, Seventh), as amended.

     8.09 CONTINGENT OBLIGATIONS. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

           (a) endorsements for collection or deposit in the ordinary course of business;

           (b) Permitted Swap Obligations;

           (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in the Disclosure Schedule;

           (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business and not exceeding at any time $250,000 in the aggregate in respect of the Company and its Subsidiaries together;

           (e) Contingent Obligations arising in connection with operating leases permitted by subsection 8.11(b); and

           (f) other Contingent Obligations which together with any Indebtedness incurred under subsection 8.06(h) do not exceed $500,000 in the aggregate at any time outstanding, provided, that no Default shall exist or result from the incurrence of such Contingent Obligations or Indebtedness.

     8.10 JOINT VENTURES. The Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture except as permitted by
Section 8.05(p).

     8.11 LEASE OBLIGATIONS. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

           (a) leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof on commercially reasonable terms;

           (b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business; and

           (c) capital leases and off-balance sheet "synthetic" leases permitted under subsection 8.06(d).

     8.12 RESTRICTED PAYMENTS. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company and any Wholly-Owned Subsidiary may:

           (a) declare and make dividend payments or other distributions payable solely in its common stock; and

           (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock (provided that payments of immaterial cash amounts shall be permitted in connection therewith).

     8.13 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $250,000; or (b) engage in a transaction that could be subject to Section 4069 or 421 2(c) of ERISA.

     8.14 CHANGE IN BUSINESS. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof and those reasonably incidental or related thereto.

     8.15 ACCOUNTING CHANGES. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

     8.16 CAPITAL EXPENDITURES. The Company and its Subsidiaries shall not pay or incur in any fiscal year any Capital Expenditures in an aggregate amount which exceeds the amount set forth opposite such fiscal year below:

Fiscal Year Ending
------------------
January 31, 1998                          $3,500,000
January 31, 1999                          $6,000,000
Each fiscal year thereafter               $4,000,000

     8.17 FIXED CHARGE COVERAGE RATIO. As of the each fiscal quarter (commencing with the fiscal quarter ending July 31, 1998), the Company shall not permit the ratio of (a) the Cash Flow of the Company and its Subsidiaries for such fiscal quarter and the three immediately preceding fiscal quarters, to (b) the Fixed Charges of the Company and its Subsidiaries for such fiscal quarter and the three immediately preceding fiscal quarters, to be less than 1.15 to 1.00.

     8.18 QUICK RATIO. As of the end of each fiscal quarter, the Company shall not permit the ratio of (a) the sum (without duplication) of all cash, cash equivalents and accounts receivables of the Company and its Subsidiaries at such time which are not restricted or subject to any Liens except as provided by the Collateral Documents, to (b) the current liabilities of the Company and its Subsidiaries at such time, including the outstanding Revolving Loans and L/C Obligations, but excluding the current portion of the Term Loans and any other long-term Indebtedness and capital leases and off-balance sheet "synthetic" leases, to be less than 0.80 to 1.00. To the extent that the sum of the cash and cash equivalents held in the United States by the Company and its Subsidiaries which have executed Security Agreements exceeds the outstanding Revolving Loans and L/C Obligations, only the net cash balance shall be included in the numerator of the ratio and the outstanding Revolving Loans and L/C Obligations shall be excluded from the denominator of the ratio.

     8.19 TOTAL INDEBTEDNESS TO EBITDA RATIO. As of the end of each fiscal quarter (commencing with the fiscal quarter ending July 31, 1998), the Company shall not permit the Total Indebtedness to EBITDA Ratio at the end of any fiscal quarter to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarters Ending                       Total Indebtedness to EBITDA Ratio
----------------------                       ----------------------------------
July 31, 1998, through October 31, 1999          3.00 to 1.00
January 31, 2000, through October 31, 2000       2.75 to 1.00
January 31, 2001, and thereafter                 2.25 to 1.00

     8.20 MINIMUM EBITDA. The Company shall not permit the EBITDA of the Company and its Subsidiaries to be less than (a) $16,000,000 for the fiscal year ending January 31, 1998, and (b) $6,250,000 for the fiscal quarter ending April 30, 1998.

     8.21 LOSSES. The Company shall not permit the Company and its Subsidiaries to incur any consolidated net loss for any fiscal quarter, calculated before provision for income taxes of the Company and its Subsidiaries, provided, that, to the extent interest, penalties and other
              --------
amounts incurred in respect of the taxes relating to the Company's 1992, 1993 and 1994 fiscal years for which the Company received a IRS notice of deficiency are not included in the provision for income taxes, such amounts shall also be excluded from the calculation.

                                  ARTICLE IX

                               EVENTS OF DEFAULT

     9.01  EVENT OF DEFAULT.  Any of the following shall constitute an "Event of
                                                                        --------
Default":
-------

           (a) Non-Payment.  The Company fails to make, (i) when and as required
               -----------
to be made herein, payments of any amount of principal of any Loan or L/C Obligation, or (ii) when and as required to be paid under any Specified Swap Contract, any payment or transfer under such Specified Swap Contract, or (iii) within three Business Days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document (other than a Specified Swap Contract); or

           (b) Representation or Warranty.  Any representation or warranty by
               --------------------------
the Company or any Subsidiary made or deemed made herein, in any other Loan Document other than a Specified Swap Contract, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document other than a Specified Swap Contract, is incorrect in any material respect on or as of the date made or deemed made; or

           (c) Specific Defaults.  The Company fails to perform or observe any
               -----------------
term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.09, 7.13(c) or 7.14 or in Article VIII; or

           (d) Other Defaults.  The Company or any Subsidiary party thereto
               --------------
fails to perform or observe any other term or covenant contained in this Agreement (including satisfaction of the conditions subsequent in Section 5.03) or any other Loan Document other than a Specified Swap Contract, and such default shall continue unremedied for a period of 30 days after the earlier of
(i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

           (e) Cross-Default.  (i) The Company or any Subsidiary (A) fails to
               -------------
make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $1,000,000; or

           (f) Insolvency; Voluntary Proceedings.  The Company or any Subsidiary
               ---------------------------------
(i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

           (g) Involuntary Proceedings.  (i) Any involuntary Insolvency
               -----------------------
Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the

Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

           (h) ERISA.  (i) An ERISA Event shall occur with respect to a Pension
               -----
Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000; or
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $250,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $250,000; or

           (i) Monetary Judgments. One or more non-interlocutory judgments, non-
               ------------------
interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

           (j) Non-Monetary Judgments.  Any non-monetary judgment, order or
               ----------------------
decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (k) Change of Control.  There occurs any Change of Control; or
               -----------------

           (l) Guarantor Defaults.  Any Guarantor fails to perform or observe
               ------------------
any term, covenant or agreement in the Guaranty to which it is a party; or such Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to any Guarantor; or

           (n) Invalidity of Subordination Provisions.  The subordination
               --------------------------------------
provisions of any agreement or instrument governing any Permitted Subordinated Indebtedness is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, or any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions; or

           (o) Collateral.
               ----------

               (i) any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary party thereto or the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

               (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

     9.02 REMEDIES. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

           (a) declare the commitment of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments shall be terminated;

           (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

           (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) or (g) of Section 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

     9.03 SPECIFIED SWAP CONTRACT REMEDIES. Notwithstanding any other provision of this Article IX, each Swap Provider shall have the right, with prior notice to the Agent, but without the approval or consent of the Agent or the other Banks, with respect to any Specified Swap Contract of such Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date, (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contracts and to set-off amounts between Specified Swap Contracts, and (c) to prosecute any legal action against the Company or its Subsidiary to enforce net amounts owing to such Swap Provider.

     9.04 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE X

                                   THE AGENT

     10.01  APPOINTMENT AND AUTHORIZATION; "AGENT".

            (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

            (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided,
                                                                      --------
however, that the Issuing Bank shall have all of the benefits and immunities (i)
-------
provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the applications and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts and omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     10.02 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.03 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     10.04  RELIANCE BY AGENT.

            (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

            (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     10.05 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such
    --------  -------
request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     10.06 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     10.07 INDEMNIFICATION OF AGENT. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no
                                                      --------  -------
Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     10.08 AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     10.09 SUCCESSOR AGENT. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks, with the consent of the Company so long as no Default or Event of Default is outstanding, shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA shall not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

     10.10  WITHHOLDING TAX.

            (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

          Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     10.11  COLLATERAL MATTERS.

          (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

          (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document;
(ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or
(vi) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, as provided in subsection 11.01(f). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Agent's rights under this Section 10.11.

            (c) Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Company or any Subsidiary) that the Company's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall,
       --------  -------
unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

            (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02);

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal (other than Mandatory Prepayments), interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

            (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

            (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks; or

            (f) discharge any Guarantor or release all or substantially all of the Collateral, except as otherwise may be provided in the Collateral Document or except where the consent of the Majority Banks only is specifically provided for;

and, provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters and documents evidencing Specified Swap Contracts may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     11.02  NOTICES.

            (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission or electronic mail, provided that any matter transmitted by the Company by facsimile or electronic mail shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, as appropriate) and mailed or delivered to the
             --------------
address or facsimile number specified for notices on Schedule 11.02; or, as
                                                     --------------
directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

            (b) All such notices, requests and communications shall, when transmitted by overnight delivery, facsimile or electronic mail, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine or electronic mail, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

            (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone, facsimile or electronic mail is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic, facsimile or electronic mail notice. The obligation of the Company to repay the Loans and the L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic, facsimile or electronic mail notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic, facsimile or electronic mail notice.

     11.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.04  COSTS AND EXPENSES.  The Company shall:

            (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent and Issuing Bank) within 30 days after demand (subject to subsection 5.01(e)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent and Issuing Bank) with respect thereto; and

            (b) pay or reimburse the Agent, the Arranger and each Bank within 30 days after demand (subject to subsection 5.01(e)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

            (c) pay or reimburse BofA (including in its capacity as Agent) within 30 days after demand (subject to subsection 5.01(e)) for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

     11.05  COMPANY INDEMNIFICATION.

            (a) Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities,
    ------------------
obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit, the termination of all Specified Swap Contracts and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Specified Swap Contracts or the Loans or the Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities");
                                               -----------------------
provided, that the Company shall have no obligation hereunder to any Indemnified
--------
Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

            (b) (i) The Company shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any real property owned or leased by the Company and its Subsidiaries. No action taken by legal counsel chosen by the Agent or any Bank in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Company's obligation and duty hereunder to indemnify and hold harmless the Agent and each Bank.

                (ii) In no event shall any site visit, observation, or testing by the Agent or any Bank (or any contractee of the Agent or any Bank) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Company nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Bank. Neither the Agent nor any Bank owes any duty of care to protect the Company or any other Person against, or to inform the Company or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. Neither the Agent nor any Bank shall be obligated to disclose to the Company or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Bank.

            (c) Survival; Defense. The obligations in this Section shall survive
                -----------------
payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such

Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section shall be paid within 30 days after demand.

     11.06 MARSHALLING; PAYMENTS SET ASIDE. Neither the Agent nor the Banks shall be under any obligation to marshal any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

     11.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     11.08  ASSIGNMENTS, PARTICIPATIONS, ETC.

            (a) Any Bank may, with the written consent of the Agent and the Issuing Bank, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of
                                  --------
the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided,
                                                                       --------
however, that (i) the Company and the Agent may continue to deal solely and
-------
directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and
                                                      ---------   --------------
Acceptance") together with any Note or Notes subject to such assignment and (C)
----------
the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $2,500; and (ii) if the assignor Bank or any of its Affiliates is a Swap Provider with respect to any Specified Swap Contract, such Bank shall not assign all of its interest in the Loans and the Commitments to an Assignee unless such Assignee, or an Affiliate of such Assignee, shall also assume all obligations of such assignor Bank or Affiliate with respect to such Specified Swap Contracts, with the consent of the Company.

            (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

            (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

            (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating
                                                -----------
interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this
--------  -------
Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such
                 ----- -------
participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

            (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     11.09 CONFIDENTIALITY. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such
                           --------  -------
information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process, provided that the Company is given notice and an opportunity to seek a protective order; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party, provided that the Company is given notice and an opportunity to seek a protective order; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and
(I) to its Affiliates.

     11.10 SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not
           --------  -------
affect the validity of such set-off and application.

     11.11 AUTOMATIC DEBITS OF FEES. With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Issuing Bank, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be

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

reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

     11.12 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     11.13 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     11.14 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.15 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     11.16  GOVERNING LAW AND JURISDICTION.

            (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER
                           --------------------
HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

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

            (c) Nothing contained in this Section shall override any contrary provision contained in any Specified Swap Contract.

     11.17 WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     11.18 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     11.19  JOINT AND SEVERAL LIABILITY; SURETYSHIP WAIVERS.

            (a) Global Motorsport Group, Inc. ("Parent Company") and CSI Acquisition Sub, Inc. ("Acquisition Subsidiary") shall have joint and several liability with respect to the Obligations.

            (b) The obligations of the Parent Company hereunder are independent of the obligations of the Acquisition Subsidiary hereunder, and the obligations of the Acquisition Subsidiary hereunder are independent of the obligations of the Parent Company hereunder, and a separate action or actions may be brought and prosecuted against the Parent Company whether action is brought against Acquisition Subsidiary or whether the Acquisition Subsidiary be joined in any such action or actions, and a separate action or actions may be brought and prosecuted against the Acquisition Subsidiary whether action is brought against the Parent Company or whether the Parent Company be joined in any such action or actions.

            (c) Each of the Parent Company and the Acquisition Subsidiary authorizes the Agent and each Bank, without notice or demand and without affecting its liability hereunder, from time to time:

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

                (i) to renew, compromise, extend, accelerate or otherwise change the time for payment, or otherwise change the terms, of the Obligations, including increase or decrease of the rate of interest thereon, or otherwise change the terms of this Agreement or any other Loan Document as permitted by the terms thereof;

                (ii) to receive and hold security for the payment of this Agreement or the Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

                (iii) to apply such security and direct the order or manner of sale thereof as the Agent, or any Bank, as the case may be, in its or their discretion may determine; and

                (iv) to release or substitute any one or more of any endorsers or guarantors of the Obligations.

The Parent Company further agrees the performance or occurrence of any of the acts or events described in clauses (i), (ii), (iii), and (iv) above with respect to indebtedness or other obligations of the Acquisition Subsidiary, other than the Obligations, to the Agent or any Bank, shall not affect the liability of the Parent Company hereunder, and the Acquisition Subsidiary further agrees the performance or occurrence of any of the acts or events described in clauses (i), (ii), (iii), and (iv) above with respect to indebtedness or other obligations of the Parent Company, other than the Obligations, to the Agent or any Bank, shall not affect the liability of the Acquisition Subsidiary hereunder.

            (d) The Parent Company waives any right to require the Agent or any Bank to proceed against the Acquisition Subsidiary or any other Person, to proceed against or exhaust any security for the Obligations or any other indebtedness of the Acquisition Subsidiary to the Agent or any Bank or to pursue any other remedy in the Agent's or any such Bank's power whatsoever, and the Acquisition Subsidiary waives any right to require the Agent or any Bank to proceed against the Parent Company or any other Person, to proceed against or exhaust any security for the Obligations or any other indebtedness of the Parent Company to the Agent or any Bank or to pursue any other remedy in the Agent's or any such Bank's power whatsoever.

            (e) The Parent Company waives any defense arising by reason of any disability or other defense of the Acquisition Subsidiary, or the cessation from any cause whatsoever of the liability of the Acquisition Subsidiary, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor relief proceeding, or from any other cause, or any claim that the Parent Company's obligations exceed or are more burdensome than those of the Acquisition Subsidiary, and the Acquisition Subsidiary waives any defense arising by reason of any disability or other defense of the Parent Company, or the cessation from any cause whatsoever of the liability of the Parent Company, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor relief proceeding, or from any other cause, or any claim that the Acquisition Subsidiary's obligations exceed or are more burdensome than those of the Parent Company. The Parent Company waives any defense arising by reason of any statute of limitations affecting the liability of the Acquisition Subsidiary, and the Acquisition Subsidiary waives any defense arising by reason of any statute of limitations

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

affecting the liability of the Parent Company. The Parent Company waives all rights and defenses arising out of an election of remedies by the Agent or any Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed the Parent Company's rights of subrogation and reimbursement against the Acquisition Subsidiary by operation of Section 580d of the California Code of Civil Procedure (if applicable) or other applicable law, and all rights or defenses the Parent Company may have by reason of protection afforded to the Acquisition Subsidiary with respect to the Obligations pursuant to the antideficiency laws or other laws of the State of California (or other applicable jurisdiction) limiting or discharging the Obligations, and the Acquisition Subsidiary waives all rights and defenses arising out of an election of remedies by the Agent or any Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed the Acquisition Subsidiary's rights of subrogation and reimbursement against the Parent Company by operation of Section 580d of the California Code of Civil Procedure (if applicable) or other applicable law, and all rights or defenses the Acquisition Subsidiary may have by reason of protection afforded to the Parent Company with respect to the Obligations pursuant to the antideficiency laws or other laws of the State of California (or other applicable jurisdiction) limiting or discharging the Obligations. Each of the Parent Company and the Acquisition Subsidiary waives any benefit of, and any right to participate in, any security or other guaranty now or hereafter held by the Agent or any Bank securing the Obligations.

            (f) Each of the Parent Company and the Acquisition Subsidiary waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Agreement, and the Parent Company waives notices of the existence, creation, or incurring of new or additional Obligations or any other indebtedness of the Acquisition Subsidiary to the Agent or any Bank and the Acquisition waives notices of the existence, creation, or incurring of new or additional Obligations or any other indebtedness of the Parent Company to the Agent or any Bank.

            (g) The Parent Company acknowledges and agrees that it shall have the sole responsibility for obtaining from the Acquisition Subsidiary such information concerning the financial condition or business operations of the Acquisition Subsidiary as the Parent Company may require, and that neither the Agent nor any Bank has any duty at any time to disclose to the Parent Company any information relating to the business operations or financial condition of the Acquisition Subsidiary, and the Acquisition Subsidiary acknowledges and agrees that it shall have the sole responsibility for obtaining from the Parent Company such information concerning the financial condition or business operations of the Parent Company as the Acquisition Subsidiary may require, and that neither the Agent nor any Bank has any duty at any time to disclose to the Acquisition Subsidiary any information relating to the business operations or financial condition of the Parent Company.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Palo Alto, California, by their proper and duly authorized officers as of the day and year first above written.

                              GLOBAL MOTORSPORT GROUP, INC.


                              By:    [SIGNATURE ILLEGIBLE]
                                 ------------------------------------
                              Title: PRESIDENT
                                    ---------------------------------


                              CSI ACQUISITION SUB, INC.


                              By:    [SIGNATURE ILLEGIBLE]
                                 ------------------------------------
                              Title: PRESIDENT
                                    ---------------------------------


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, AS AGENT


                              By:/s/ Gary Flieger
                                 ------------------------------------
                              Title: Vice President
                                    ---------------------------------


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, AS ISSUING BANK


                              By:    [SIGNATURE ILLEGIBLE]
                                 ------------------------------------
                              Title: VICE PRESIDENT
                                    ---------------------------------


                               BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                               ASSOCIATION, AS A BANK


                               By:   [SIGNATURE ILLEGIBLE]
                                  -----------------------------------
                              Title: VICE PRESIDENT
                                    ---------------------------------

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